Exhibit 99.1

News From

Buena, NJ 08310

Release Date: October 27, 2016
Contact:	Jenniffer Collins
Teligent, Inc.
(856) 697-4379
www.teligent.com

TELIGENT, INC. ANNOUNCES THIRD QUARTER 2016 RESULTS

Teligent Product Portfolio Revenue Growth of 60% Over 2015

BUENA, NJ – (PRNewswire) – Teligent, Inc. (NASDAQ: TLGT), a New Jersey-based specialty generic pharmaceutical company, today announced its financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•	Total revenues of $16.2 million in the third quarter of 2016, an increase of 39% over the same quarter in 2015.

•	Total net revenues generated from the sale of our generic topical and injectable pharmaceutical products for the three months ended September 30, 2016 and 2015 of $13.9 million and $8.7 million, respectively, an increase of 60% over the same quarter last year.

•	Total revenues generated from contract manufacturing services and other income for the three months ended September 30, 2016 and 2015 of $2.3 million and $2.9 million, respectively.

•	Total international revenues for the three months ended September 30, 2016 and 2015 of $2.7 million and $0, respectively.

•	Gross margin for the three months ended September 30, 2016 equaled 50% as compared to 52% in the same period of 2015.

•	Operating income was $0.3 million in the third quarter of 2016 compared to operating income of $0.4 million in the same period in 2015.

•	Our operating results in the third quarter of 2016 include $4.0 million in research and development costs, compared to $3.3 million in the same period in 2015.

•	Adjusted EBITDA (as defined and reconciled to GAAP) for the three months ended September 30, 2016 and 2015 was $2.1 million and $1.4 million, respectively.

•	Adjusted earnings per fully diluted share (as defined and reconciled to GAAP) for the three months ended September 30, 2016 and 2015 was $0.01 and $0.00, respectively.

•	As a result of the fluctuation in foreign exchange rates during the third quarter of 2016, we recorded a non-cash gain in the amount of $0.4 million related to the foreign currency translation of our intercompany loans to three of our wholly-owned subsidiaries.

•	The Company received approval from the US Food and Drug Administration (“FDA”) of two Abbreviated New Drug Applications (“ANDAs”) for topical generic prescription products during the third quarter, one for Triamcinolone Acetonide Lotion USP, 0.025%, and the other for Triamcinolone Acetonide Lotion USP, 0.1%.

•	The Company received five approvals during the third quarter from Health Canada's Therapeutic Products Directorate (TPD) for Gentamicin Injection USP, Baclofen Injection 0.05mg/mL, Baclofen Injection 0.5mg/mL, Baclofen Injection 2mg/mL, and Lidocaine Hydrochloride Topical Solution USP. In addition, on October 5th, 2016, the Company received approval for Lidocaine Ointment USP 5% from Health Canada's TPD.

•	The Company filed one ANDA with the FDA and one ANDS with Health Canada in the third quarter 2016.

Full Year 2016 Financial Guidance

•	The Company expects total revenue between $65.0 and $72.0 million for the year ending December 31, 2016.

•	The Company anticipates gross margin of 54% to 56% for the year ending December 31, 2016.

•	The Company intends to submit at least 15 ANDAs with the FDA in 2016. The Company intends to submit 8 applications to Health Canada in 2016. In order to complete all of the development work required for the 2016 filings, the Company expects to spend between 28% and 32% of total revenue in research and development by the end of 2016.

•	The Company expects operating income between $2.0 and $4.0 million for the year ending December 31, 2016.

“We delivered another strong quarter of growth, while also achieving regulatory approvals and executing product launches,” said Jason Grenfell-Gardner, President and Chief Executive Officer. “During the quarter, we received approval from the FDA for two ANDAs, which we launched within sixty days of approval. We also received approval of six products from Health Canada, all of which we plan to launch in the beginning of 2017.”

Mr. Grenfell-Gardner continued, “We are committed to executing our TICO strategy to expand our specialty generic pharmaceutical product portfolio in the topical, injectable, complex, and ophthalmic markets. Revenue from our own portfolio of injectable and topical products increased 60% over the same quarter last year, and 25% over the second quarter of 2016. We are pleased to see our sequential growth coming from both our specialty generic injectable portfolio, as well as six successful launches of Teligent products so far in 2016. Just one year ago, Teligent had seven topical generic products and no generic injectable products in our US portfolio. We now market twelve products in twenty-two presentations in the US generic topical market, and another four products in nineteen presentations in the US injectable market. We also market nineteen products in thirty-eight presentations in the Canadian injectable market. Our injectable business in the US and Canada represents 26% of our year-to-date revenue for the Company, compared to zero at this time last year.”

“During the third quarter of 2016, we submitted one ANDA to the FDA, bringing our total number of ANDAs currently pending at the FDA to thirty-four. Based on IMS Health data as of August 2016, the current total addressable market of these pipeline ANDAs is estimated at approximately $1.6 billion, excluding our three remaining partnered submissions. Significantly, 81% of this total addressable market is for products filed in Generic Drug User Fee Amendments (GDUFA) Year 3 or later, where the FDA has committed to faster review cycles. We also have three applications pending with Health Canada for our Canadian injectable business, including one filed in 2016,” Mr. Grenfell-Gardner concluded.

The Company will hold a conference call at 4:30 pm ET today, Thursday, October 27, 2016 to discuss the third quarter 2016 results.

The Company invites you to listen to the call by dialing 1-888-346-3479. International participants should call 1-412-902-4260. Canadian participants should call 1-855-669-9657. Participants should ask to be joined into the Teligent, Inc. call.

This call is being webcast by MultiVu (a PR Newswire Company) and can be accessed in the Investor Relations Section of Teligent Inc.'s website at www.teligent.com.

About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Teligent, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. Teligent, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Teligent is also presenting EBITDA and Adjusted EBITDA which are non-GAAP financial measures. Since EBITDA, Adjusted EBITDA and Adjusted EBITDA before research and development costs are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Teligent's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

Interest expense, net

Provision for income taxes

Depreciation and amortization

Amortization of intangibles

Inventory step up and acquisition costs related to acquisitions

Non-cash expenses, such as share-based compensation expense, and preferred stock dividend

Foreign currency exchange gain/loss

Less: change in the fair value of derivative liability

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance (i.e. fair value adjustments to the derivative liability).

While the Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA before research and development costs in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, it is open to certain shortcomings. EBITDA and Adjusted EBITDA do not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omit share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Due to the inherent limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA before research and development costs, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with EBITDA and Adjusted EBITDA and encourages investors to do likewise.

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except shares and per share information)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenues:
Product sales, net	$15,709	$11,375	$48,156	$30,532
Research and development services and other income	442	240	790	647
Total revenues	16,151	11,615	48,946	31,179

Costs and Expenses:
Cost of revenues	8,137	5,538	23,421	15,808
Selling, general and administrative expenses	3,694	2,433	10,813	6,474
Product development and research expenses	4,017	3,253	12,496	9,319
Total costs and expenses	15,848	11,224	46,730	31,601
Operating income (loss)	303	391	2,216	(422)

Other Income (Expense):
Change in the fair value of derivative liability	-	-	-	23,144
Foreign currency exchange gain	364	-	1,295	-
Interest and other expense, net	(3,347)	(3,279)	(9,997)	(9,679)
(Loss) income before income tax expense	(2,680)	(2,888)	(6,486)	13,043

Income tax expense	23	-	68	-

Net (loss) income	$(2,703)	$(2,888)	$(6,554)	$13,043

Basic earnings (loss) per share	$(0.05)	$(0.05)	$(0.12)	$(0.25
Diluted earnings (loss) per share	$(0.05)	$(0.05)	$(0.12)	$(0.02)

Weighted average shares of common stock outstanding:
Basic	53,093,368	52,869,529	53,061,630	52,857,624
Diluted	53,093,368	52,869,529	53,061,630	67,173,250

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	September 30, 2016	December 31, 2015*
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$74,632	$87,191
Accounts receivable, net	17,242	14,028
Inventories	12,485	8,985
Prepaid expenses and other receivables	2,570	6,597
Total current assets	106,929	116,801
Property, plant and equipment, net	20,192	8,706
Debt issuance costs, net	3,416	4,027
Intangible assets,net	55,375	54,320
Goodwill	455	426
Other	794	482
Total assets	$187,161	$184,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,799	$3,955
Accrued expenses	8,810	6,267
Deferred income, net	1	476
Capital lease obligation, current	-	70
Total current liabilities	12,610	10,768

Convertible 3.75% senior notes, net of debt discount (face of $143,750)	112,597	106,991
Deferred tax liability	259	244
Total liabilities	125,466	118,003

Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized; 53,095,107 and 53,000,689 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	550	549
Additional paid-in capital	101,739	99,258
Accumulated deficit	(39,472)	(32,918)
Accumulated other comprehensive loss, net of taxes	(1,122)	(130)
Total stockholders’ equity	61,695	66,759
Total liabilities and stockholders' equity	$187,161	$184,762

*Derived from the audited December 31, 2015 financial statements

TELIGENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2016 and 2015

(in thousands)

	September 30,	September 30,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(6,554)	$13,043
Non-cash expenses (income)	11,057	(15,330)
Changes in operating assets and liabilities	(1,463)	4,108

Net cash provided by operating activities	3,040	1,821

Net cash used in investing activities	(15,598)	(11,751)

Net cash used in financing activities	(71)	(3,254)

Effect of exchange rate on cash and cash equivalents	70	-
Net decrease in cash and cash equivalents	(12,629)	(13,184)
Cash and cash equivalents at beginning of period	87,191	158,883

Cash and cash equivalents at end of period	$74,632	$145,699

TELIGENT, INC. AND SUBSIDIARIES

GROSS TO NET CALCULATION

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Gross product sales	$64,943	$23,167	$136,329	$73,347

Reduction to gross product sales:
Chargebacks and billbacks	43,161	9,072	82,564	37,160
Sales discounts and other allowances	7,881	5,381	19,580	12,703
Total reduction to gross product sales	51,042	14,453	102,144	49,863

Product sales, net	13,901	8,714	34,185	23,484

Contract manufacturing product sales	1,808	2,661	13,971	7,048

Total product sales, net	$15,709	$11,375	$48,156	$30,532

TELIGENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net (loss) income	$(2,703)	$(2,888)	$(6,554)	$13,043

Depreciation and amortization expense	283	164	679	454
Amortization of intangibles	709	30	2,146	90
Interest expense, net	1,209	1,377	3,780	4,147
Non-cash interest expense	2,139	1,902	6,217	5,532
Provision for income taxes	23	-	68	-
EBITDA	1,660	585	6,336	23,266

Inventory step-up, related to acquisition	-	-	530	-
Foreign currency exchange gain	(364)	-	(1,295)	-
Stock-based compensation expense	767	802	2,294	1,708
Change in the fair value of derivative liability	-	-	-	(23,144)
Acquisition costs	-	-	-	-
Adjusted EBITDA	2,063	1,387	7,865	1,830

Product development and research expenses	4,017	3,253	12,496	9,319

Adjusted EBITDA, before R&D costs	$6,080	$4,640	$20,361	$11,149

TELIGENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP ADJUSTED NET INCOME

(in thousands, except share and per share information)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net (loss) income	$(2,703)	$(2,888)	$(6,554)	$13,043

Non-cash interest expense	2,139	1,902	6,217	5,532
Provision for income taxes	23	-	68	-
Amortization of intangibles	709	30	2,146	90
Inventory step-up, related to acquisition	-	-	530	-
Foreign currency exchange gain	(364)	-	(1,295)	-
Non-cash stock-based compensation expense	767	802	2,294	1,708
Change in the fair value of derivative liability	-	-	-	(23,144)
Adjusted net income (loss)	$571	$(154)	$3,406	$(2,771)

Non-GAAP adjusted net income (loss) per diluted share	$0.01	$(0.00)	$0.05	$(0.04)

Weighted average shares of common stock outstanding:
Basic	53,093,368	52,869,529	53,061,630	52,857,624
Diluted	67,478,451	52,869,529	67,400,694	67,173,250